UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 21, 2024, Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 32,413,560 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $7.52 per share and, to certain Investors in lieu of Shares, pre-funded warrants to purchase 10,805,957 shares of the Company’s common stock (the “Pre-Funded Warrants”) at a price of $7.519 per Pre-Funded Warrant (the “Private Placement”).

The Private Placement is expected to close on or about February 26, 2024, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $325.0 million, before deducting placement agent fees and offering expenses.

BofA Securities acted as sole placement agent for the Private Placement.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Pre-Funded Warrants

Each Pre-Funded Warrant to be issued in the Private Placement will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% or 9.99%, at the option of the holder, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Pre-Funded Warrants, provided that such percentage may in no event exceed 19.99%.

Registration Rights Agreement

Also on February 21, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Registrable Securities no later than 30 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective, if not automatically effective upon filing, as soon as practicable and to keep such registration statement effective until the earlier of (i) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement is not automatically effective upon filing or not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 60th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.02	Results of Operations and Financial Condition.

Although the Company is currently in the process of finalizing its financial results for the quarter and year ended December 31, 2023, its preliminary, unaudited cash and cash equivalents were approximately $195.8 million as of December 31, 2023, and its preliminary, unaudited net product revenue for the year ended December 31, 2023, was approximately $57.9 million. The estimated net product revenue and cash and cash equivalents figures are based on preliminary and unaudited information and management’s estimates as of the date of this Current Report on Form 8-K and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimated net product revenue or cash and cash equivalents figures.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and the Pre-Funded Warrants is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The Shares and Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and the Shares and Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Shares and Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Pre-Funded Warrants in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Pravin U. Dugel, M.D., as Executive Chairman

On February 20, 2024, Pravin U. Dugel, M.D., was appointed as Executive Chairman of the Company and as a Class III director, effective as of February 21, 2024, to serve until the 2026 annual meeting of the stockholders of the Company and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

On February 21, 2024, the Company entered into an employment agreement with Dr. Dugel (the “Dugel Agreement”). Under the Dugel Agreement, Dr. Dugel is entitled to receive an annual base salary of $540,000 and an annual cash bonus, determined by and payable at the sole discretion of the board of directors of the Company (the “Board”), targeted at 65% of his annual base salary, and to participate in the employee benefit programs generally available to employees of the Company.

Pursuant to the Dugel Agreement, the Company agreed to grant to Dr. Dugel, effective February 22, 2024 (the “Grant Date”), (i) a non-statutory stock option to purchase up to 1,282,469 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the Grant Date (the “Dugel Option Award”) and (ii) a restricted stock unit award representing the right to receive 854,979 shares of the Company’s common stock (the “Dugel RSU Award” and, together with the Dugel Option Award, the “Dugel Equity Awards”). Subject to Dr. Dugel’s continued employment with the Company, the Dugel Option Award will vest in equal monthly installments over a four-year period, and the Dugel RSU Award will vest in equal quarterly installments over a three-year period.

Under the Dugel Agreement, the Company agreed that, in the event that Dr. Dugel’s employment is terminated by the Company without “cause” or if Dr. Dugel resigns for “good reason” (as such terms are defined in the Dugel Agreement), the Company will pay Dr. Dugel his base salary for a period of twelve months; to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and his eligible dependents with group health insurance for a period of up to twelve months; and accelerate the vesting of his time-based equity awards outstanding at the time of his separation by twelve months or, in the case of the Dugel Equity Awards, twenty-four months. The Company also agreed that, in the event that Dr. Dugel’s employment is terminated by the Company without “cause” or if Dr. Dugel resigns for “good reason” during the period commencing three months prior to, and ending twelve months following, a “corporate change,” the Company will pay him an amount equal to the sum of his base salary then in effect for 18 months and an amount equal to one and one-half times his target annual bonus for the year of termination, in a lump sum; to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and his eligible dependents with group health insurance for a period of up to 18 months; and accelerate in full the vesting of all outstanding time-based equity awards held by him. Upon any termination of Dr. Dugel without “cause” or if he resigns for “good reason,” the Dugel Option Award will be exercisable for up to 24 months post-separation.

These severance benefits are subject to the execution and effectiveness of a general release of claims in favor of the Company and its affiliates.

The Dugel Agreement also includes standard invention, non-disclosure, non-competition, and non-solicitation provisions.

Dr. Dugel, age 60, most recently served as President of Iveric bio, Inc. (“Iveric”), a biopharmaceutical company, from May 2021 to October 2023. Iveric was publicly traded until the closing of its merger with Astellas Pharma Inc. in July 2023. Prior to his time as President of Iveric, Dr. Dugel served as Iveric’s Executive Vice President, Chief Strategy and Business Officer from April 2020 to May 2021 and as a managing partner at Retinal Consultants of Arizona from 1994 to 2019. Dr. Dugel serves on the board of Oculis Holding AG, a publicly traded biopharmaceutical company, and previously served on the boards of Iveric from January 2023 until its acquisition by Astellas and Aerpio Pharmaceuticals, Inc. from March 2017 until its acquisition by Aadi Bioscience, Inc. in August 2021. Dr. Dugel also served as a clinical professor at the USC Eye Institute in the Keck School of Medicine at the University of Southern California and was a founding member of the Spectra Eye Institute in Sun City, Arizona. Dr. Dugel holds a B.A. from Columbia University in Comparative Literature and Molecular Biology and an M.D. from the UCLA School of Medicine, and he completed his residency in ophthalmology at the USC Eye Institute. He completed a medical retina fellowship at the Bascom Palmer Eye Institute and a surgical eye fellowship at the USC Eye Institute.

Dr. Dugel has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Dugel and any other person pursuant to which he is being appointed as an executive officer of the Company or elected as a director of the Company.

In connection with his appointment as an officer and director of the Company, Dr. Dugel will enter into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of such indemnification agreement, the Company may be required, among other things, to indemnify Dr. Dugel for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service to the Company.

Transition of Jeffrey S. Heier, M.D., from the Board to Chief Scientific Officer of the Company

On February 21, 2024, the Company entered into an employment agreement with Jeffrey S. Heier, M.D. (the “Heier Agreement”), under which Dr. Heier agreed to serve as Chief Scientific Officer of the Company on a part-time basis, working 50% of a full-time schedule. In connection with entering into the Heier Agreement, the consulting agreement between the Company and Heier Consulting, LLC, an entity affiliated with Dr. Heier, dated October 17, 2022, was terminated.

In addition, in connection with his commencement of employment, Dr. Heier also resigned from the Board, effective February 21, 2024. At the time of his resignation, Dr. Heier informed the Company that his resignation was not based upon any disagreement with the Board, or with the management of the Company, on any matter relating to the Company’s operations, policies or practices.

Amendment of Antony Mattessich Employment Agreement

On February 21, 2024, the Company entered into an amendment (the “Mattessich Amendment”) to its employment agreement with Antony Mattessich, the Company’s President and Chief Executive Officer (as amended by the Mattessich Amendment, the “Mattessich Agreement”).

Under the Mattessich Amendment, the Company agreed that, in the event that Mr. Mattessich’s employment is terminated by the Company without “cause” or if Mr. Mattessich resigns for “good reason” (as such terms are defined in the Mattessich Agreement), the Company will pay Mr. Mattessich his base salary for a period of 24 months; to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and his eligible dependents with group health insurance for a period of up to 18 months; and accelerate the vesting of his time-based equity awards outstanding at the time of his separation by twelve months or, in the case of all time-based equity awards granted to Mr. Mattessuch prior to February 21, 2024 (the “Mattessich Legacy Awards”), twenty-four months. The Company also agreed that, in the event that Mr. Mattessich’s employment is terminated by the Company without “cause” or if Mr. Mattessich resigns for “good reason” during the period commencing three months prior to, and ending twelve months following, a “corporate change,” the Company will pay him an amount equal to the sum of his base salary then in effect for 24 months and an amount equal to two times his target annual bonus for the year of termination, in a lump sum; to the extent allowed by applicable law and the terms of the applicable policies, continue to provide him and his eligible dependents with group health insurance for a period of up to 18 months; and accelerate in full the vesting of all outstanding time-based equity awards held by him. Upon any termination of Mr. Mattessich without “cause” or if he resigns for “good reason,” the Mattessich Legacy Awards that are options shall be exercisable for 24 months post-separation.

These severance benefits are subject to the execution and effectiveness of a general release of claims in favor of the Company and its affiliates.

Appointment of Charles Warden as Lead Independent Director

On February 20, 2024, the Board appointed Charles Warden to serve as Lead Independent Director of the Board, effective upon Dr. Dugel’s election to the Board.

Amendment of 2019 Inducement Stock Incentive Plan

On February 20, 2024, the Board amended the 2019 Inducement Stock Incentive Plan, as amended, to increase the aggregate number of shares issuable thereunder from 1,054,000 to 3,804,000 shares of common stock (the “Plan Amendment”).

The foregoing descriptions of the Dugel Agreement, the Mattessich Amendment, and the Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Dugel Agreement, the Mattessich Amendment and the Plan Amendment, copies of which are filed as Exhibits 10.3, 10.4, and 10.5 hereto, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

Additional Officer Appointments

On February 21, 2024, the Company entered into an employment agreement with Sanjay Nayak, MBBS, Ph.D., providing for Dr. Nayak to serve as Chief Strategy Officer of the Company.

On February 21, 2024, the Company entered into an employment agreement with Peter Kaiser, M.D., who previously served as Chief Medical Advisor—Retina to the Company, under which Dr. Kaiser agreed to serve as Medical Director of the Company on a part-time basis, working 50% of a full-time schedule.

Press Release Regarding Private Placement

On February 22, 2024, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated February 21, 2024, by and among the Company and the other parties thereto

10.2	Registration Rights Agreement, dated February 21, 2024, by and among the Company and the other parties thereto

10.3	Employment Agreement, by and between the Company and Dr. Pravin U. Dugel, dated as of February 21, 2024

10.4	Amendment to Employment Agreement, by and between the Company and Antony Mattessich, dated as of February 21, 2024

10.5	Amendment No. 2 to 2019 Inducement Stock Incentive Plan

99.1	Press Release, dated February 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: February 22, 2024	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer